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                                                                    Exhibit 10.2

                                PROMISSORY NOTE
                                                                Denver, Colorado
                                                                    June 3, 1996

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Edward Koppelman, 2009 South Douglas Highway, Gillette, Wyoming 82716 ("Payee"), on June 3, 1998 the principal sum of Two Hundred Thousand Dollars ($200,000.00) together with interest at the prime rate as reported in the Wall Street Journal, which is eight and one-quarter percent (8.25%) per annum as of the date of this Note, from the date hereof until the principal amount of this Note is paid in full. Such interest shall be computed on the basis of a 365 day year, and shall not be compounded prior to maturity. Such rate of interest shall be adjusted upward or downward on the same day that the prime rate changes as reported in
the Wall Street Journal.   Both principal and interest on this Note shall be
made to payee at 2009 south Douglas Highway, Gillette, Wyoming 82716, or at such other place as Payee shall designate from time to time.

This Note may be prepaid in part or in full at any time without penalty. In the event of partial prepayment, said payment will be applied first to accrued interest and the balance, if any, will be applied to principal.

It is understood and agreed that, on default on the payment of principal or interest when due, or any part thereof, when due, the Payee hereof may elect to accelerate all unpaid balance of the principal and all accrued interest due and declare the same payable immediately and without notice or demand on any party to this instrument. Such default shall accrue in the event that principal and interest hereon has not been paid withing five (5) days from due date. Maker waives presentment for payment, demand and notice of non-payment of this Note and consents that Payee may extend the time of payment of any part or the whole of the debt at any time at the request any other person liable without affecting the obligation of Maker for payment for the debt evidenced hereby.

In the event of default hereunder, Maker will pay on demand and, in addition to the then outstanding principal and accrued interest thereon, any and all costs of collection, legal expenses, and attorneys fees incurred or paid by Payee in collecting or enforcing this Note on default.

No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any on occasion by Payee shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

The undersigned represents and warrants that he has the requisite authority and has been duly authorized to execute this Promissory Note on behalf of the corporation. This Note shall be construed and enforced according to the laws of the State of Colorado.

                                     KFx Inc.  ("Maker")


                                     /s/ Theodore Venners
                                     -----------------------------------------
                                     Theodore Venners, Chairman